Exhibit 10.5

NINTH AMENDMENT
(METRO PLAZA)
THIS NINTH AMENDMENT (this "Amendment") is made and entered into as of November 23, 2020, by and between HUDSON METRO PLAZA, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").
RECITALS
A.Landlord (as successor in interest to CA-Metro Plaza Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain lease dated April 23, 2014, as previously amended by that certain First Amendment dated March 23, 2015, by that certain Second Amendment dated January 28, 2016, by that certain Third Amendment dated July 28, 2016, by that certain Fourth Amendment dated April 4, 2018, by that certain Fifth Amendment dated October 1, 2018, by that certain Sixth Amendment dated April 5, 2019, by that certain Seventh Amendment dated April 25, 2019, and by that certain Eighth Amendment dated September 17, 2019 (as amended, the "Lease").
B.Pursuant to the Lease, Landlord has leased to Tenant the "Premises" comprised of: (i) approximately 28,121 rentable square feet in the building located at 181 Metro Drive, San Jose, California 95110 (the "181 Metro Premises") comprised of (a) 9,716 rentable square feet described as Suite No. 280 located on the second (2nd) floor, and (b) approximately 18,405 rentable square feet described as Suite No. 300 located on the third (3rd) floor; and (ii) a total of approximately 80,489 rentable square feet in the building located at 25 Metro Drive, San Jose, California 95110 comprised of (a) approximately 7,396 rentable square feet described as "Suite 220", (b) approximately 23,135 rentable square feet described "Suite 600", (c) approximately 24,337 rentable square feet described as "Suite 500", and (d) approximately 25,621 rentable square feet described as "Suite 400".
C.By this Amendment, Landlord and Tenant desire to extend the sunset date for Tenant's utilization of its remaining Allowance and to otherwise modify the Lease as provided herein.
D.Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Allowances/Sunset Date. Landlord has provided Tenant with certain Allowances for construction of Tenant Improvement Work (as defined in the Work Letter attached to the First Amendment as Exhibit B) in various portions of the Premises. As of the date hereof, the following are the remaining Allowance funds:
(a)$158,156.69 (remaining from the Allowance granted in Section 4.2(i) of the Fourth Amendment) for construction of Tenant Improvement Work in the 181 Metro Premises. Additionally, the reference to "December 31, 2021" contained in Section 4.2(ii) of the Fourth Amendment is hereby revised to "August 31, 2022."
(b)$96,800.61 for construction of Tenant Improvement Work in Suite 220; $302,796.39 for construction of Tenant Improvement Work in Suite 600; $1,338,535.00 for construction of Tenant Improvement Work in Suite 500; and $1,409,155.00 for construction of Tenant Improvement Work in Suite 400. Additionally, the reference to "August 31, 2020" contained in Section 1 of the Seventh Amendment is hereby revised to "August 31, 2022."

2.Miscellaneous.
2.1. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.
2.2. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
2.3. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
2.4. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.
2.5. Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.
3.No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: HUDSON CONCOURSE, LLC, a Delaware limited liability company
By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member
	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner
By: /s/ Mark Lammas Name: Mark Lammas Title: President
TENANT: NUTANIX, INC., a Delaware corporation By: /s/ Aaron Boynton Name: Aaron Boynton Title: VP, Corporate Controller